UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 2, 2009 (Date of earliest event reported)

Commission file number: 000-23329

Charles & Colvard, Ltd.

(Exact name of registrant as specified in its charter)

North Carolina	56-1928817
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A

Morrisville, North Carolina 27560

(Address of principal executive offices)

(Zip code)

(919) 468-0399

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Please see the discussion of the Mutual Termination and Release Agreement, made and entered into on July 2, 2009, by and among Charles & Colvard, Ltd. (the “Company”), Bird Capital Group, Inc. (“BCG”) and Richard A. Bird, as more fully described in Item 5.02 of this Current Report on Form 8-K (the “Report”) below and incorporated herein by reference, which terminated the Management Services Agreement between the Company and BCG, dated February 3, 2009 (the “Management Services Agreement”), which had provided for, among other things, the services of Richard A. Bird as the Company’s Chief Executive Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (e)

On July 2, 2009, Richard A. Bird resigned as the Company’s Chief Executive Officer and as a member of the Company’s Board of Directors effective as of the close of business on July 2, 2009 (the “Effective Time”). In connection with Mr. Bird’s resignation, the Company entered into a Mutual Termination and Release Agreement with BCG and Mr. Bird dated July 2, 2009 (the “Termination Agreement”) to terminate the Management Services Agreement. The Termination Agreement provides that, from and after the Effective Time, neither the Company, BCG nor Mr. Bird shall have any further rights, duties or obligations under the Management Services Agreement, including without limitation any obligations on the part of the Company to make payments related to the potential short- and long-term bonuses described in the Management Services Agreement. The Termination Agreement also provides for the mutual release by each party of the other from certain claims arising out of, based upon, resulting from or relating to the Management Services Agreement and activities, services and transactions contemplated thereby. BCG and Bird are also subject to a covenant not to compete with the Company during the period beginning at the Effective Time and continuing for a period of eighteen (18) months thereafter, within the territory as defined in the Termination Agreement. The foregoing summary of the terms of the Termination Agreement does not purport to be complete, and is qualified in its entirety by reference to the Termination Agreement, a copy of which is filed as Exhibit 10.131 to this Report and is incorporated herein by reference.

Also in connection with Mr. Bird’s resignation, the Company entered into a Consulting Agreement with BCG (the “Consulting Agreement”), pursuant to which BCG shall provide the services of Mr. Bird to render consulting and advisory services as the Company may reasonably request in order to assist the Company in transitioning to a new management team. The term of the Consulting Agreement shall commence as of the Effective Time and terminate no later than August 31, 2009, or earlier at the option of the Company. Under the Consulting Agreement, the Company shall pay to BCG a monthly cash consulting fee in the amount of $20,000, pro rated to account for any partial month. BCG shall be reimbursed by the Company in accordance with the reasonable policies and procedures that are established from time to time by the Company for all reasonable and necessary out-of-pocket expenses that are incurred by BCG in performing its duties under the Consulting Agreement, including, without limitation, reasonable travel expenses incurred by BCG. The foregoing summary of the terms of the Consulting Agreement does not purport to be complete, and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is filed as Exhibit 10.132 to this Report and is incorporated herein by reference.

A press release announcing the resignation of Mr. Bird as the Company’s Chief Executive Officer and as a member of the Board of Directors is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d)

Exhibit No.	Description of Exhibit

10.131	Mutual Termination and Release Agreement, made and entered into on July 2, 2009, by and among Charles & Colvard, Ltd., Bird Capital Group, Inc. and Richard A. Bird.

10.132	Consulting Agreement, made and entered into as of July 2, 2009, by and among Charles & Colvard, Ltd. and Bird Capital Group, Inc.

99.1	Press release, dated July 7, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

Date: July 9, 2009

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.131	Mutual Termination and Release Agreement, made and entered into on July 2, 2009, by and among Charles & Colvard, Ltd., Bird Capital Group, Inc. and Richard A. Bird.

10.132	Consulting Agreement, made and entered into as of July 2, 2009, by and among Charles & Colvard, Ltd. and Bird Capital Group, Inc.

99.1	Press release, dated July 7, 2009.